UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Blvd, Suite 390

Gaithersburg, Maryland 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2019, the Board of Directors of mPhase Technologies, Inc. (the “Company”).accepted the resignation of Ronald. Durando as a Director of the Company. The foregoing resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits 10.1

Director Resignation Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES, INC.

Dated: March 20, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
President and CEO

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